Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

•                                          Warrior Gas Co., a Texas corporation, which has a wholly owned subsidiary, Clajon Industrial Gas, Inc., a Texas corporation

•                                          Clayton Williams Trading Company, a Texas corporation

•                                          Clayton Williams Venezuela, Inc., a Delaware corporation

•                                          CWEI Acquisitions, Inc., a Delaware corporation

•                                          Clayton Williams Pipeline, Inc. (formerly Clayton Williams Midland, Inc.), a Texas corporation

•                                          CWEI Romere Pass Acquisition Corp., a Delaware corporation, which is the sole member of Romere Pass Acquisition, L.L.C. (formerly Romere Pass Acquisition Corp.)

•                                          Warrior Mississippi Corporation, a Delaware corporation

•                                          Southwest Royalties, Inc., a Delaware corporation, which has two wholly owned subsidiaries, Blue Hill Company, a Delaware corporation and Tex-Hal Partners, Inc., a Delaware corporation